FIRM FOUNDATION AND COMPANY, LLC CERTIFIED PUBLIC ACCOUNTANTS Exhibit 16.1 May 14, 2019 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Ladies and Gentlemen: We have read Item 4.01 of Form 8-K dated May 10, 2019, of Tripborn, Inc. and are in agreement with the statements containe in the first four paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein. iUt /s/ Ram ociates HAMILTON OFFICE: 3240 EAST STATE STREET ExT. • HAMILTON, NJ 08619 • (609) 631-9552/(609-631-9553 • FAX (88) 319-889 EDISON OFFICE: 904 OAK TREE AVENUE, SUITE A • SOUTH PLAINFIELD, NJ 07080 CALIFORNIA OFFICE: 5674 STONERIDGE DRIVE, SUITE 204 • PLEASONTON, CA 94588 • (925) 425-7596 • FAX (925) 369-7333